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                                                                     Exhibit 5.1



                            PILLSBURY MADISON & SUTRO LLP
                                    P.O. BOX 7880
                               SAN FRANCISCO, CA 94120
                                 Tel: (415) 983-1000
                                 Fax: (415) 983-1200


                                            _________, 1997

Track 'n Trail, Inc.
4961-A Windplay Drive
El Dorado Hills, CA  95762

    Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

    We are acting as counsel for Track 'n Trail, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,136,362 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (including 409,090 shares subject to the underwriters' over-allotment option) to be offered and sold by the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-1 (File No. 333-23195) relating to such 3,136,362 shares of Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

    We are of the opinion that the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                       Very truly yours,